Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE CLOSES PUBLIC OFFERING

ALPHARETTA, GA, July 25, 2013 – SANUWAVE Health, Inc. (OTCBB: SNWV) announced today that it has sold approximately $1.6 million in Units, with each Unit consisting of one share of common stock and a warrant to purchase one-half share of common stock, in a public offering which closed today. The price per Unit is $0.55. The approximately 2.9 million Units separated immediately and the common stock and warrants were issued separately. The approximately 1.45 million warrants have an exercise price of $0.80 per share and are exercisable during the five-year period beginning on the date of issuance.

The Company plans to use the net proceeds from the offering primarily for expenses related to its dermaPACE® clinical trial for treating diabetic foot ulcers in the United States and other general corporate purposes.

CIM Securities, LLC served as placement agent for the offering. The securities described above were offered pursuant to a Registration Statement on Form S-1 (File No. 333-187625), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on July 15, 2013.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A final prospectus relating to the offering is available on the SEC's website at http://www.sec.gov.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures. SANUWAVE's portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body's normal healing processes and regeneration. SANUWAVE intends to apply its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA's Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe and Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE's shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company's product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company's ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

DC Consulting, LLC

407-792-3333

investorinfo@dcconsultingllc.com

CAP Strategies, LLC
215-340-1241
lisa.caperelli@gmail.com